UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2013

T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street, Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

In connection with its Registration Statement on Form S-3 to be filed on or about June 18, 2013, T-Mobile US, Inc. is filing this Current Report on Form 8-K to present supplemental condensed consolidating guarantor financial information for T-Mobile USA, Inc. under Rule 3-10 of Regulation S-X as of December 31, 2012 and 2011, and for the three years ended December 31, 2012 and as of, and for the three months ended March 31, 2013 and 2012.

T-Mobile USA, Inc. is disclosing in a new footnote to certain of its previously issued financial statements the condensed consolidating financial information of the subsidiary guarantors of debt securities that may be offered pursuant to the Form S-3. Further detail regarding the presentation as of December 31, 2012 and 2011, and for the three years ended December 31, 2012 is set forth in Note 22 to the audited consolidated financial statements of T-Mobile USA, Inc. Further detail regarding the presentation as of and for the three months ended March 31, 2013 and 2012 is set forth in Note 15 to the unaudited condensed consolidated interim financial statements of T-Mobile USA, Inc. These updated historical financial statements are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K does not modify or update the audited consolidated financial statements of T-Mobile USA, Inc. as of December 31, 2012 and 2011, and for the three years ended December 31, 2012 or the unaudited condensed interim financial statements of T-Mobile USA, Inc. as of and for the three months ended March 31, 2013 and 2012 other than for the inclusion of the supplemental guarantor financial information.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
23.1	Consent of Independent Registered Public Accounting Firm.
99.1	Audited consolidated financial statements of T-Mobile USA, Inc. as of December 31, 2012 and 2011, and for the three years ended December 31, 2012.
99.2	Unaudited condensed consolidated interim financial statements of T-Mobile USA, Inc. as of and for the three months ended March 31, 2013 and 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: June 18, 2013	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer